UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  June 19, 2015
Date of earliest event reported:  June 18, 2015
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2015, the Board of Directors (the “Board”) of MAXIMUS, Inc. (the “Company”) approved the amendment and restatement of the Company’s by-laws (as amended and restated, the “Restated By-laws”).  The Restated By-laws became effective immediately upon approval by the Board.  The Restated By-laws reflect the Company’s separation of the Chief Executive Officer and President positions and clarify the respective powers and duties of the Company’s Chief Executive Officer, its President and its Vice Presidents with respect to, among other matters, the power to (1) call, provide notice of and preside over special meetings of shareholders, (2) call special meetings of the Board, and (3) execute stock certificates and other instruments on behalf of the Company.  The Restated By-laws also clarify that the Chief Executive Officer generally has responsibility for the management of the Company and the supervision of its officers and employees, whereas the President and any Vice Presidents generally have the powers delegated to them by the Board and the Chief Executive Officer (and, in the case of Vice Presidents, the powers delegated to them by the President).

The foregoing description is qualified in its entirety by reference to the Restated By-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company, effective June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: June 19, 2015	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company, effective June 18, 2015.